UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BASIC ENERGY SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

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Basic Energy Services, Inc.
400 W. Illinois, Suite 800
Midland, Texas 79701

NOTICE OF THE 2006
ANNUAL MEETING OF STOCKHOLDERS

       The 2006 Annual Meeting of Stockholders of Basic Energy Services, Inc. will be held on Tuesday, May 9, 2006, at 10:00 a.m. local time, at the Petroleum Club of Midland, located at 501 W. Wall St., Midland, Texas 79701, for the following purposes:

1. To elect three Class I directors to serve a three-year term;

2. To ratify the appointment of KPMG LLP as our independent auditor for fiscal year 2006; and

3. To transact such other business as may properly come before the meeting, or any adjournment of it.
      Stockholders of record at the close of business on March 30, 2006 are entitled to vote at the meeting or any adjournment. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during ordinary business hours at our offices at 400 W. Illinois, Suite 800, Midland, Texas 79701 during the ten days prior to the meeting. Stockholders holding at least a majority of the outstanding shares of our common stock are required to be present or represented by proxy at the meeting to constitute a quorum.
      Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. and seating will begin at 9:45 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

James J. Carter,
Secretary
Midland, Texas
April 10, 2006
YOUR VOTE IS IMPORTANT
TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 9, 2006

GENERAL
      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors in connection with the 2006 Annual Meeting of Stockholders of Basic Energy Services, Inc., a Delaware corporation (the “Company”), to be held at the Petroleum Club of Midland, located at 501 W. Wall St., Midland, Texas 79701, on Tuesday, May 9, 2006, at 10:00 a.m. local time. Stockholders of record at the close of business on March 30, 2006, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment.
      When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted on the proxy. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address provided below or by attending the meeting in person and so notifying the inspector of elections.
      Management does not intend to present any business for a vote at the meeting, other than (i) the election of directors, and (ii) the ratification of KPMG LLP as the Company’s independent auditor for fiscal year 2006. Unless stockholders specify otherwise in their proxy, their shares will be voted FOR the election of the nominees listed in this proxy statement, and FOR the ratification of the independent auditor. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their judgment.
      The complete mailing address of the Company’s executive offices is 400 W. Illinois, Suite 800, Midland, Texas 79701. The approximate date on which this proxy statement and the accompanying proxy card are being sent or given to the stockholders of the Company is April 10, 2006.
VOTING PROCEDURES
      A majority of the outstanding shares of our common stock present or represented by proxy at the 2006 Annual Meeting constitutes a quorum for the transaction of business. ADP Investor Communication Services will tabulate all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The Company will appoint an inspector of elections at the meeting.
      The affirmative vote of holders of a plurality of our common stock present or represented by proxy at the meeting and entitled to vote is required for the election of each nominee. Therefore, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.
      For ratification of the independent auditor and any other matters presented for a vote of stockholders, the affirmative vote of holders of a majority of our common stock present or represented by proxy at the meeting and entitled to vote is required. Therefore, on any such matters, abstentions have the effect of a negative vote, and broker non-votes will not be taken into account.
      Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

VOTING SECURITIES
      On March 30, 2006, the record date, there were outstanding 33,787,305 shares of our common stock held of record by approximately 42 persons. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of our common stock held on the record date. Stockholders do not have cumulative voting rights.
PROPOSAL 1: ELECTION OF DIRECTORS
      Board of Directors. The Company’s Bylaws provide for the Board of Directors to serve in three classes having staggered terms of three years each. Three Class I directors will be elected at the 2006 Annual Meeting to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2009. Pursuant to Delaware law, in the event of a vacancy on the Board of Directors, a majority of the remaining directors will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, removal, disqualification or other cause created the vacancy and thereafter until the election of a successor director.
      Recommendation; Proxies. The Board of Directors recommends a vote FOR each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority FOR the election of the nominees named below. Although the Board of Directors of the Company does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.
      Nominees. The following table sets forth information for each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.

			Director
Name	Principal Occupation	Age	Since	Class

Sylvester P. Johnson, IV	Mr. Johnson has served as President, Chief Executive Officer and a director of Carrizo Oil & Gas, Inc. since December 1993. Prior to that, he worked for Shell Oil Company for 15 years. His managerial positions included Operations Superintendent, Manager of Planning and Finance and Manager of Development Engineering. Mr. Johnson is a Registered Petroleum Engineer and has a B.S. in Mechanical Engineering from the University of Colorado.	50	2001	I
Steven A. Webster	Mr. Webster has served as Co Managing Partner of Avista Capital Holdings, L.P., a private equity firm focused on investments in the energy, media and healthcare sectors since July 1, 2005. Prior to his position with Avista, Mr. Webster served as Chairman of Global Energy Partners, a specialty group within Credit Suisse’s Alternative Capital Division that made investments in energy companies, from 1999 until June 30, 2005. Mr. Webster has been engaged by Credit Suisse’s Alternative Capital Division as a consultant. As a consultant to Credit Suisse, Mr. Webster continues	54	2001	I

			Director
Name	Principal Occupation	Age	Since	Class

	to serve on the boards of, and monitor the operations of, various existing portfolio companies of Credit Suisse’s Alternative Capital Division, including Basic Energy Services. From 1998 to 1999, Mr. Webster served as Chief Executive Officer and President of R&B Falcon Corporation, and from 1988 to 1998, Mr. Webster served as Chairman and Chief Executive Officer of Falcon Drilling Corporation, both offshore drilling contractors. Mr. Webster serves as a director of Grey Wolf, Inc., SEACOR Holdings Inc., Hercules Offshore, Inc., Brigham Exploration Company, Goodrich Petroleum Corporation, Camden Property Trust, Geokinetics, Inc., and various privately held companies. In addition, Mr. Webster serves as Chairman of Carrizo Oil & Gas, Inc., Crown Resources Corporation, and Pinnacle Gas Resources, Inc. Mr. Webster was the founder and an original shareholder of Falcon Drilling Company, a predecessor to Transocean, Inc., and was a co-founder and original shareholder of Carrizo Oil & Gas, Inc. Mr. Webster holds a B.S.I.M. from Purdue University and an M.B.A. from Harvard Business School.
H. H. Wommack, III	Mr. Wommack was our founder and our Chairman of the Board from 1992 until January 2001. Mr. Wommack is currently a principal of and Chief Executive Officer of Saber Resources, LLC, a privately held oil and gas company that he founded in May 2004. Mr. Wommack served as Chairman of the Board, President, Chief Executive Officer and a Director of Southwest Royalties Holdings, Inc. from its formation in July 1997 until April 2005 and of Southwest Royalties, Inc. from its formation in 1983 until its sale in May 2004. Prior to the formation of Southwest Royalties, Mr. Wommack was a self-employed independent oil and gas producer. Mr. Wommack is currently Chairman of the Board of Midland Red Oak Realty, a commercial real estate company involved in investments in the Southwest. Mr. Wommack is also currently the President of Fortress Holdings, LLC and Anchor Resources, LLC. He graduated with a B.A. from the University of North Carolina and a J.D. from the University of Texas School of Law.	50	1992	I

      Other Directors. The following table sets forth certain information for the Class II and Class III directors, whose terms will expire at the Annual Meetings of Stockholders in 2007 and 2008, respectively.

			Director
Name	Principal Occupation	Age	Since	Class

William E. Chiles	Mr. Chiles has served as the Chief Executive Officer, President and a Director of Bristow Group Inc. (formerly Offshore Logistics, Inc.), a provider of helicopter transportation services to the worldwide offshore oil and gas industry, since July 2004. Mr. Chiles served as Executive Vice President and Chief Operating Officer of Grey Wolf, Inc. from March 2003 until June 2004. Mr. Chiles served as Vice President of Business Development at ENSCO International Incorporated from August 2002 until March 2003. From August 1997 until its merger into an ENSCO International affiliate in August 2002, Mr. Chiles served as President and Chief Executive Officer of Chiles Offshore, Inc. Mr. Chiles has a B.B.A. in Petroleum Land Management from The University of Texas and an M.B.A. in Finance and Accounting with honors from Southern Methodist University, Dallas.	57	2003	II
Robert F. Fulton	Mr. Fulton has served as President and Chief Executive Officer of Frontier Drilling ASA since September 2002. From December 2001 to August 2002, Mr. Fulton managed personal investments. He served as Executive Vice President and Chief Financial Officer of Merlin Offshore Holdings, Inc. from August 1999 until November 2001. From 1998 to June 1999, Mr. Fulton served as Executive Vice President of Finance for R&B Falcon Corporation, during which time he closed the merger of Falcon Drilling Company with Reading & Bates Corporation to create R&B Falcon Corporation and then the merger of R&B Falcon Corporation and Cliffs Drilling Company. He graduated with a B.S. degree in Accountancy from the University of Illinois and an M.B.A. in finance from Northwestern University.	54	2001	II
James S. D’Agostino	Since November 1999, Mr. D’Agostino has served as Chairman of the Board, President and Chief Executive Officer of Encore Bank, a privately-owned banking and wealth management company. From 1998 to 1999, Mr. D’Agostino served as Vice Chairman and Group Executive and from 1997 until 1998, he served as President, Member of the Office of Chairman and Director of American General Corporation. Mr. D’Agostino graduated with an economics degree from Villanova University and a J.D. from Seton Hall University School of Law.	59	2004	III

			Director
Name	Principal Occupation	Age	Since	Class

Kenneth V. Huseman	Mr. Huseman has 27 years of well servicing experience. He has been our President, Chief Executive Officer and Director since 1999. Prior to joining us, he was Chief Operating Officer at Key Energy Services from 1996 to 1999. At Key Energy Services, Mr. Huseman expanded the number of rigs from less than 200 to 1,400, the shallow drilling business from 4 to 78 rigs and executed over 50 acquisitions. He was a Divisional Vice President at WellTech, Inc., from 1993 to 1996 where he closed two acquisitions for a total of 42 rigs, moved WellTech from the second largest to the largest player in the market and started a turnaround of operations in Argentina. He was a Vice President of Operations at Pool Energy Services Co. from 1982 to 1993, where he managed operations throughout the United States, including drilling operations in Alaska. Mr. Huseman graduated with a B.B.A. degree in Accounting from Texas Tech University.	54	1999	III
Thomas P. Moore, Jr.	Mr. Moore was a Senior Principal of State Street Global Advisors, the head of Global Fundamental Strategies, and a member of the Senior Management Group from 2001 through July 2005. Mr. Moore retired from this position in July 2005. From 1986 through 2001, he was a Senior Vice President of State Street Research & Management Company and was head of the State Street Research International Equity Team. From 1977 to 1986 he served in positions of increasing responsibility with Petrolane, Inc., including Administrative Vice President (1977-1981), President of Drilling Tools, Inc., an oilfield equipment rental subsidiary (1981-1984), and President of Brinkerhoff-Signal, Inc., an oil well contract drilling subsidiary (1984-1986). Mr. Moore is a Chartered Financial Analyst and currently serves as a director of several privately-held companies. Mr. Moore holds an M.B.A. degree from Harvard Business School.	67	2005	III

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Board of Directors
      Meetings. During fiscal 2005, the Board of Directors held four meetings of the full Board and eight meetings of committees. The Nominating and Corporate Governance Committee held two meetings, the Compensation Committee held three meetings and the Audit Committee held three meetings during fiscal 2005. In addition, commencing with our public reporting in 2006, the Company’s independent auditors and management will meet with the Audit Committee Chairman prior to the issuance of earnings press releases, and the other members of the Audit Committee will be invited to attend these meetings. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings of committees of the Board on which he served (during the periods that he served), except for Mr. Chiles, who attended 70% of the aggregate number of such meetings. Our non-management directors meet at regularly scheduled executive sessions presided over by our Chairman, Mr. Webster.
      Compensation. Directors who are our employees do not receive a retainer or fees for service on the board or any committees. We pay non-employee members of the board for their service as directors. Directors who are not employees receive, effective May 1, 2005, an annual fee of $30,000. In addition, the chairman of each committee receives the following annual fees: Audit Committee — $10,000; Compensation Committee — $6,000; and Nominating and Corporate Governance Committee — $6,000. Directors who are not employees currently receive a fee of $2,000 for each board meeting attended in person, and a fee of $1,000 for attendance at a board meeting held telephonically. For committee meetings, directors who are not employees currently receive a fee of $3,000 for each committee meeting attended in person, and a fee of $1,500 for attendance at a committee meeting held telephonically. In addition, each non-employee director has received, upon election to the board, a stock option to purchase 37,500 shares of our common stock at the market price on the date of grant, and the option vests ratably over three years. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees and for other reasonable expenses related to the performance of their duties as directors.
      Independence. Our board of directors currently consists of eight members, including four members determined by our Board to be independent — Messrs. D’Agostino, Chiles, Johnson and Moore. The listing requirements of the New York Stock Exchange require that our board of directors be composed of a majority of independent directors within one year of the listing of our common stock on the NYSE. Accordingly, we intend to appoint additional independent directors to our board of directors.
      The Board has determined that Messrs. D’Agostino, Chiles, Johnson and Moore are independent as that term is defined by rules of the New York Stock Exchange and, in the case of the Audit Committee, rules of the Securities and Exchange Commission. In determining that each of these directors is independent, the Board considered that the Company and its subsidiaries in the ordinary course of business sell products and services to other companies, including those at which certain directors serve (or recently served) as executive officers or directors. In particular, Carrizo Oil & Gas, Inc., a company on which Mr. Johnson serves as President, Chief Executive Officer and a Director, uses the services of the Company, but such services represent less than 2% of Carrizo’s revenues. In each case, the transactions and contributions did not automatically disqualify the directors from being considered independent under the NYSE rules. The Board also determined that these transactions were not otherwise material to the Company or to the other company involved in the transactions and that none of our directors had a material interest in the transactions with these companies. Based upon its review, the Board of Directors has affirmatively determined that each of these directors are independent and that none of these independent directors has a material relationship with the Company.
      Shareholder Communications with the Board of Directors. Interested parties may communicate directly with the Board or a particular director by sending a letter to the attention of the Board or non-management directors, as applicable, c/o Secretary, Basic Energy Services, Inc., 400 W. Illinois, Suite 800, Midland, Texas 79701. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
Committees
      In compliance with the requirements of the Sarbanes Oxley Act of 2002, the NYSE listing standards and SEC rules and regulations, a majority of the directors on our nominating and corporate governance and compensation committees are currently independent and, within one year of listing on the NYSE, these committees will be fully independent and a majority of our board will be independent. A majority of the directors on our audit committee are currently independent and, within one year of effectiveness of the registration statement filed in connection with our initial public offering (December 8, 2006), the committee will be fully independent.
      The following table shows the committees on which each director serves:

Nominating
and Corporate
Director	Audit	Governance	Compensation

Steven A. Webster		X
Kenneth V. Huseman
James S. D’Agostino, Jr.	X		X
William E. Chiles	X		X
Robert F. Fulton
Sylvester P. Johnson, IV		X
H. H. Wommack, III			X
Thomas P. Moore, Jr.	X	X
      Audit Committee. The responsibilities of the Audit Committee, composed of Messrs. Moore (Chairman), D’Agostino and Chiles, include:

•	to appoint, engage and terminate our independent auditors;

•	to approve fees paid to our independent auditors for audit and permissible non-audit services in advance;

•	to evaluate, at least on an annual basis, the qualifications, independence and performance of our independent auditors;

•	to review and discuss with our independent auditors reports provided by the independent auditors to the Audit Committee regarding financial reporting issues;

•	to review and discuss with management and our independent auditors our quarterly and annual financial statements prior to our filing of periodic reports;

•	to review our procedures for internal auditing and the adequacy of our disclosure controls and procedures and internal control over financial reporting; and

•	to evaluate its own performance at least on an annual basis.
      To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Board of Directors has determined that Messrs. Moore and D’Agostino are “audit committee financial experts.” The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

      Nominating and Corporate Governance Committee. The responsibilities of the Nominating and Corporate Governance Committee, composed of Messrs. Johnson (Chairman), Webster and Moore include:

•	to identify, recruit and evaluate candidates for membership on the Board and to develop processes for identifying and evaluating such candidates;

•	to annually present to the Board a list of nominees recommended for election to the Board at the annual meeting of stockholders, and to present to the Board, as necessary, nominees to fill any vacancies that may occur on the Board;

•	to adopt a policy regarding the consideration of any director candidates recommended by our stockholders and the procedures to be followed by such stockholders in making such recommendations;

•	to adopt a process for our stockholders to send communications to the Board;

•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board;

•	to oversee our policies and procedures regarding compliance with applicable laws and regulations relating to the honest and ethical conduct of our directors, officers and employees;

•	to have the sole responsibility for granting any waivers under our Code of Ethics and Corporate Governance Guidelines; and

•	to evaluate annually, based on input from the entire Board, the performance of the CEO and report the results of such evaluation to the Compensation Committee of the Board.
      The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the Company’s website (www.basicenergyservices.com).
      The Nominating and Corporate Governance Committee has not established any minimum qualifications for non-employee director candidates that it recommends for nomination.
      The Nominating and Corporate Governance Committee has established procedures for identifying and evaluating nominees. First, the Committee considers the Board’s needs. Candidates will first be interviewed by the Committee. If approved by the Committee, candidates will then be interviewed by all other members of the Board. The full Board, with such interested directors recusing themselves as appropriate, will approve all final nominations after considering the recommendations of the Committee. The Chairman of the Board, acting on behalf of the other members of the Board, will extend the formal invitation to an approved candidate to stand for election to the Board.
      Stockholders may nominate director candidates in accordance with the Company’s Bylaws. To summarize, such nominations must be made in writing to the Company’s Secretary at the Company’s principal executive offices. The recommendation must set forth certain information about both the nominee and the nominating stockholder(s). The foregoing is a summary, and the specific requirements and procedures of the Bylaws, including timing of proposals, control.
      The stockholder’s notice must set forth as to each nominee all information relating to the nominee that may be required under United States securities laws to be disclosed in solicitations of proxies for the election of directors, including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of such stockholder, as they appear on the Company’s books, and of any such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and any such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees.
      If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedures are not followed, the Board or the chairman of the meeting may determine that the stockholder’s nomination should not be brought before the meeting and that the nominee is ineligible for election as a director of the Company. The Committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.
      Compensation Committee. The responsibilities of the Compensation Committee, composed of Messrs. Chiles (Chairman), D’Agostino and Wommack, include:

•	to evaluate and develop the compensation policies applicable to our executive officers and make recommendations to the Board with respect to the compensation to be paid to our executive officers;

•	to review, approve and evaluate on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

•	to determine and approve our Chief Executive Officer’s compensation, including salary, bonus, incentive and equity compensation;

•	to review and make recommendations regarding the compensation paid to non-employee directors;

•	to review and make recommendations to the Board with respect to our incentive compensation plans and to assist the Board with the administration of such plans; and

•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board.
      The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website (www.basicenergyservices.com).
CORPORATE GOVERNANCE
Corporate Governance Guidelines and Code of Ethics
      The Board of Directors has adopted Corporate Governance Guidelines, which present a flexible framework within which the Board, supported by its Committees, directs the affairs of the Company. The Board of Directors has also adopted a Code of Ethics that applies to its directors and executive officers, including its Chief Executive Officer and Chief Financial Officer. The Corporate Governance Guidelines and Code of Ethics are available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).
      If the Company amends or waives the Code of Ethics with respect to the chief executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at this location on its website.

BENEFICIAL OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth the number of shares of common stock beneficially owned as of March 30, 2006 by (1) all persons who beneficially own more than 5% of the outstanding voting securities of the Company, to the knowledge of the Company’s management, (2) each current director (including each nominee), (3) each executive officer named in the Summary Compensation Table and (4) all current directors and executive officers as a group.

	Amount and Nature	Percent of
	of Beneficial	Shares
Name	Ownership	Outstanding

DLJ Merchant Banking Partners III, L.P. and affiliated funds(1)	18,059,424	47.4%
First Reserve Fund VIII, L.P.(2)	2,388,794	7.1%
RS Investment Management Co. LLC(3)	1,754,400	5.2%
Fortress Holdings, LLC(4)(5)	667,205	2.0%
Anchor Resources, LLC(4)(5)	1,434,436	4.2%
Kenneth V. Huseman(6)	1,022,725	3.0%
Alan Krenek(7)	33,535	*
James J. Carter(8)	172,082	*
Dub W. Harrison(9)	161,514	*
Charles W. Swift(10)	162,378	*
Steven A. Webster(11)	62,500	*
James S. D’Agostino, Jr.(12)	35,870	*
William E. Chiles(13)	35,000	*
Robert F. Fulton(11)	62,500	*
Sylvester P. Johnson, IV(11)	62,500	*
Thomas P. Moore, Jr.(14)	10,000	*
H.H. Wommack, III(4)(5)(15)	2,164,141	6.4%
Directors and Executive Officers as a Group (15 persons)(16)	4,019,835	11.5%

*	Less than one percent.

(1)	Includes 13,709,424 shares of common stock and 4,350,000 shares of common stock issuable upon exercise of warrants owned by DLJ Merchant Banking and its affiliates as follows: DLJ Merchant Banking Partners III, L.P. (9,556,892 shares and warrants exercisable for 3,093,225 shares); DLJ ESC II, L.P. (1,493,185 shares); DLJ Offshore Partners III, C.V. (416,670 shares and warrants exercisable for 29,195 shares); DLJ Offshore Partners III-1, C.V. (24,488 shares and warrants exercisable for 7,530 shares); DLJ Offshore Partners III-2, C.V. (17,441 shares and warrants exercisable for 5,365 shares); DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V. (251,846 shares and warrants exercisable for 186,820 shares); DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V. (147,981 shares and warrants exercisable for 48,285 shares); DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V. (105,421 shares and warrants exercisable for 34,395 shares); DLJMB Partners III GmbH & Co. KG (81,518 shares and warrants exercisable for 26,380 shares); DLJMB Funding III, Inc. (132,220 shares); Millennium Partners II, L.P. (16,211 shares and warrants exercisable for 5,305 shares); MBP III Plan Investors, L.P. (1,465,551 shares and warrants exercisable for 913,500 shares).

Credit Suisse, a Swiss bank, owns the majority of the voting stock of Credit Suisse Holdings (USA), a Delaware corporation which in turn owns all of the voting stock of Credit Suisse

(USA) Inc., a Delaware corporation (“CS-USA”). The entities discussed in the above paragraph are merchant banking funds managed by indirect subsidiaries of CS-USA and form part of Credit Suisse’s Alternative Capital Division. The ultimate parent company of Credit Suisse is Credit Suisse Group (“CSG”). CSG disclaims beneficial ownership of the reported common stock that is beneficially owned by its direct and indirect subsidiaries. Steven A. Webster served as the Chairman of Global Energy Partners, a specialty group within Credit Suisse’s Alternative Capital Division, from 1999 until June 30, 2005 and remains a consultant to Credit Suisse’s Alternative Capital Division.

All of the DLJ Merchant Banking entities can be contacted at Eleven Madison Avenue, New York, New York 10010-3629 except for the three “Offshore Partners” entities, which can be contacted at John B. Gosiraweg, 14, Willemstad, Curacao, Netherlands Antilles.

(2)	First Reserve GP VIII, L.P. (“GP VIII”) is the general partner of First Reserve Fund VIII, L.P. First Reserve Corporation is the general partner of GP VIII. The officers who make decisions for GP VIII and First Reserve Corporation are William E. Macaulay, John A. Hill, Ben A. Guill, Thomas R. Denison, J.W.G. (Will) Honeybourne, Alex T. Krueger, Thomas J. Sikorski, Cathleen Ellsworth, Jennifer C. Zarrilli, Craig M. Jarchow, Kenneth W. Moore, Catia Cesari, Timothy H. Day, Joseph R. Edwards, Mark A. McComiskey, J. Hardy Murchison, Glenn J. Payne, Kristin A. Custar, Brian K. Lee, Bing Feng Leng, Timothy K. O’Keeffe, Anne E. Gold, Valerie A. Thomason and Damien T.J. Harris, all of whom are employees of First Reserve Corporation. Certain other decisions are made by the Investment Committee of First Reserve Corporation, made up of a subset of these officers. First Reserve Fund VIII, L.P. can be contacted at One Lafayette Place, Greenwich, CT 06830.

(3)	RS Investment Management Co. LLC is the parent company of registered investment advisers whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. No individual client’s holdings of the shares, except for RS Global Natural Resources Fund, are more than five percent of our outstanding common stock.

RS Investment Management, L.P. is a registered investment adviser, managing member of registered investment advisers, and the investment adviser to RS Global Natural Resources Fund, a registered investment company. RS Investment Management Co. LLC is the General Partner of RS Investment Management, L.P. George R. Hecht is a control person of RS Investment Management Co. LLC and RS Investment Management, L.P.

(4)	Fortress Holdings, LLC, successor in interest to Southwest Royalties Holdings, Inc., directly owns 667,205 shares, or 2.0% of total shares outstanding. Mr. Wommack, our director, is also a director and President of Fortress Holdings, LLC. The members of Fortress Holdings, LLC who beneficially own 5% or more of the outstanding units of Fortress Holdings, LLC are H. H. Wommack, III, Galloway Bend, Ltd., Sagebrush Oil Company and H. Allen Corey, who own approximately 33%, 32%, 5% and 5% of its outstanding units, respectively. Does not include shares in which Fortress Holdings, LLC has an indirect interest as a member of Anchor Resources, LLC as described in footnote 5 below.

(5)	Includes 477,366 shares owned directly by Southwest Partners II, L.P. and 957,070 shares owned directly by Southwest Partners III, L.P. Anchor Resources, LLC, controls the vote of all shares owned by Southwest Partners II, L.P. and Southwest Partners III, L.P. as managing general partner of each of the two partnerships. The number of beneficially owned shares and percentage of class listed above reflect this control. Anchor Resources, LLC owns a 15% managing general partner interest and a 1.7% limited partner interest in Southwest Partners II. No other person owns 5% or more of the partnership interests in Southwest Partners II. Anchor Resources, LLC owns a 15% managing general partner interest and a 0.2% limited partner interest in Southwest Partners III. No other person owns 5% or more of the partnership interests in Southwest Partners III. Mr. Wommack, our director, is also a director and President of Anchor Resources, LLC. The members of Anchor Resources, LLC who beneficially own 5% or more of the units of Anchor Resources, LLC are Bosworth & Co., Fortress Holdings, LLC, Harvard & Co., Bear Stearns

Securities Corp., and Cudd & Co., who own approximately 25%, 23%, 13%, 11% and 10% of its units, respectively.

(6)	Includes 307,025 shares of restricted stock, of which 225,000 remain subject to vesting in one-half increments on February 24, 2007 and 2008, and 466,405 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 160,000 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(7)	Includes 33,335 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 116,665 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(8)	Includes 71,770 shares of restricted stock. Does not include 30,000 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(9)	Includes 34,259 shares of restricted stock, of which 25,000 remain subject to vesting in one-half increments on February 24, 2007 and 2008, and 106,225 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 40,000 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(10)	Includes 41,282 shares of restricted stock, of which 25,000 remain subject to vesting in one-half increments on February 24, 2007 and 2008, and 106,225 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 50,000 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(11)	Includes 62,500 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 35,000 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(12)	Includes 31,670 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 45,830 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(13)	Includes 35,000 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 47,500 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(14)	Does not include 42,500 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

(15)	Includes 62,500 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 35,000 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan. Also reflects the beneficial ownership of an aggregate of 2,101,641 shares beneficially owned by Fortress Holdings, LLC and Anchor Resources, LLC. H. H. Wommack, III is a significant unitholder of Fortress Holdings, LLC and a director, manager and the President of each of Fortress Holdings, LLC and Anchor Resources, LLC with the intercompany relationships discussed in footnotes 3 and 4 above. Mr. Wommack disclaims beneficial ownership of the shares beneficially owned directly by Fortress Holdings, LLC and indirectly by Anchor Resources, LLC other than to the extent of his pecuniary interest in such shares.

(16)	Includes an aggregate of 454,336 restricted shares, of which 275,000 remain subject to vesting, and an aggregate of 1,062,200 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan. Does not include 754,155 shares underlying options that are not exercisable within 60 days granted under our 2003 Incentive Plan.

COMPENSATION COMMITTEE REPORT
      The Compensation Committee of the Board of Directors (the “Compensation Committee”) consists of three directors who are not employees of the Company, two of whom the Board of Directors have determined to be independent as defined by the standards of the New York Stock Exchange. The Compensation Committee annually reviews the Company’s compensation program and policies for executive officers and directors and determines the compensation of executive officers and directors.
      Compensation of Executive Officers. The Compensation Committee’s overall policy regarding compensation of the Company’s executive officers is to provide competitive salary levels and compensation incentives that (1) attract and retain individuals of outstanding ability in these key positions, (2) recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality, and (3) support both the short-term and long-term goals of the Company. The Compensation Committee believes this approach closely links the compensation of the Company’s executives to the accomplishment of Company goals that coincide with stockholder objectives.
      In addition, the Compensation Committee considers the anticipated tax treatment of the Company’s executive compensation program. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain conditions are met.
      The executive compensation program has in the past included four elements that, taken together, constitute a flexible and balanced method of establishing total compensation for the Company’s executive officers. These elements are: (1) base salary; (2) quarterly incentive bonus plan cash awards to certain executive and non-executive officers; (3) annual cash incentive bonuses; and (4) long-term incentive awards, which in the past have included stock option grants and restricted stock grants.
      Providing Competitive Levels of Compensation. The Compensation Committee generally attempts to provide the Company’s executives, including Mr. Huseman, with a total compensation package that is competitive and reflective of the performance achieved by the Company compared to the performance achieved by the Company’s peers. The compensation is typically weighted toward long-term incentives with base compensation targeted in the range of the 25th to 50th percentile of the compensation peer group considered by the Committee. The Committee determines a competitive level of compensation for each executive based on information drawn from a variety of sources, including proxy statements of other companies and surveys conducted by compensation consultants. In 2005, the Committee engaged an executive compensation consultant to provide an independent survey for the purpose of determining future compensation for executive officers. The consultant selected a peer group of companies meeting some or all of the following criteria: (1) fall within an acceptable range of revenue; (2) experience a similar business cycle; (3) represent similar types of investment risk; and (4) operating in the same business lines and offering products and services to similar customers. The survey was completed in late 2005.
      While the targeted value of an executive’s compensation package may be competitive, its actual value may exceed or fall below market average levels depending on performance, as discussed below.
      Base Salaries. The Committee periodically reviews and establishes executive base salaries. Generally, base salaries are determined according to the following factors: the individual’s experience level, scope and complexity of the position held and annual performance of the individual. In addition, the Committee considers survey data. Based on fiscal 2005 performance, all executives employed by the Company during 2005 and expected to continue service during 2006 received salary increases for fiscal 2006, including Mr. Huseman.
      The Company provides limited perquisites to its senior executives. Perquisites may include vehicle allowances, club memberships and extended life insurance. These perquisites are provided to senior management based on individual employment agreements.

      Quarterly Incentive Bonus Plans. During 2005, the Company maintained quarterly Incentive Bonus Plans for all management and administrative personnel. The Company has three individual quarterly plans that address (1) area-level personnel, (2) division-level personnel and (3) corporate-level personnel. During 2005, the Company also maintained an annual incentive bonus plan for executive officers. Employees participating under these plans were eligible for cash bonuses.
      The purpose of the Area Level and Division Level quarterly incentive bonus plans is to tie the compensation of area-level management or division-level management directly to the financial return on assets employed by the participating managers’ operations, including factors tied to safety performance.
      During 2005, Corporate Level bonuses were tied to the Company’s net income.
      Messrs. Huseman, Carter and Krenek do not participate in any of the quarterly Incentive Bonus Plans and receive only annual bonuses.
      Annual Cash Bonuses. The purpose of annual cash bonuses under our Second Amended and Restated 2003 Incentive Plan are to provide motivation toward, and reward the accomplishment of, corporate annual objectives and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality. The cash bonus awards are paid based upon the achievement of corporate performance objectives.
      In 2005, no specific metrics were used in establishing annual bonus levels. All of the executive officers received an annual bonus for fiscal 2005. For 2006, the Company expects to adopt a formalized set of metrics — probably to include earnings per share, EBITDA as a percentage of revenue, return on capital employed, safety total recordable incident rate, revenue growth and individual performance — for determining annual bonuses for executive officers. Targeted bonus award levels for the Company’s executive officers will be established by the Compensation Committee each year. The Company’s annual performance measures for officers other than the Chief Executive Officer will be recommended by the Chief Executive Officer and approved by the Compensation Committee.
      Long-Term Incentive Program. The long-term incentive program was introduced in fiscal 2002 to focus management attention on Company performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in the energy services industry. The program is designed to motivate management to assist the Company in achieving a high level of long-term performance and serves to link this portion of executive compensation to long-term stockholder value. The Compensation Committee generally attempts to provide the Company’s executives, including Mr. Huseman, with a total compensation package that is competitive and reflective of the performance achieved by the Company compared to its peers, and is typically weighted toward long-term incentives. Aggregate stock or option holdings of the executive have no bearing on the size of a performance award.
      The Company’s Second Amended and Restated 2003 Incentive Plan, which was adopted by the board and has been approved by the Company’s stockholders as amended, covers stock awards issued under the Company’s original 2003 Incentive Plan and precedessor equity plan. This incentive plan permits the granting of any or all of the following types of awards: stock options; restricted stock; performance awards; phantom shares; other stock based awards; bonus shares; and cash awards. In fiscal 2005, the Committee made grants of stock options, which vest ratably over a four-year period beginning January 1, 2007.
      All non-employee directors and employees of, and any consultants to, the Company or any of its affiliates are eligible for participation under the incentive plan. The incentive plan is currently administered by the Compensation Committee. The Compensation Committee selects the participants who will receive awards, determines the type and terms of the awards to be granted and interprets and administers the incentive plan. No awards may be granted under the incentive plan after April 12, 2014.
      The options granted pursuant to the incentive plan may be either incentive options qualifying for beneficial tax treatment for the recipient as “incentive stock options” under Section 422 of the Code or non-qualified options. No person may be issued incentive stock options that first become exercisable in any calendar year with respect to shares having an aggregate fair market value, at the date of grant, in excess of $100,000. No incentive stock option may be granted to a person if at the time such option is granted the person owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock or any of it subsidiaries as defined in Section 424 of the Code, unless at the time incentive stock options are granted the purchase price for the option shares is at least 110% of the fair market value of the option shares on the date of grant and the incentive stock options are not exercisable after five years from the date of grant.
      The incentive plan permits the payment of qualified performance based compensation within the meaning of Section 162(m) of the Code, which generally limits the deduction that the Company may take for compensation paid in excess of $1,000,000 to certain of the Company’s “covered officers” in any one calendar year unless the compensation is “qualified performance based compensation” within the meaning of Section 162(m) of the Code. Prior stockholder approval of the 2003 Incentive Plan (assuming no further material modifications of the plan) will satisfy the stockholder approval requirements of Section 162(m) for the transition period beginning with the Company’s initial public offering in December 2005 and ending not later than the Company’s annual meeting of stockholders in 2009.
      CEO Compensation. Mr. Huseman’s 2005 salary was determined by the entire Board of Directors prior to the formation of the Compensation Committee in 2005. A separate, formal process of evaluating Mr. Huseman was conducted for purposes of determining his 2005 annual bonus, and the results of that process were considered in determining Mr. Huseman’s cash bonus compensation. Specifically, the Committee’s considerations included whether Mr. Huseman achieved his goals for fiscal 2005, the completion of the Company’s initial public offering and subsequent stock performance, the Company’s return on assets, and whether the Company’s earnings improved. The Compensation Committee also compared the Company’s financial performance for fiscal 2005 to the Company’s one- and five-year plans. The Committee did not base its considerations on any single factor or specifically assign relative weights to factors. Based on these considerations, Mr. Huseman was granted an annual bonus for 2005 performance of $275,000, which was paid during 2006.
      Compensation of Directors. The Compensation Committee is also responsible for determining the annual retainer, meeting fees, stock options and other benefits for members of the Board of Directors. The Compensation Committee’s objective with respect to director compensation is to provide compensation incentives that attract and retain individuals of outstanding ability.

      Directors who are Company employees do not receive a retainer or fees for service on the board or any committees. The Company pays non-employee members of the board for their service as directors. Directors who are not employees receive, effective May 1, 2005:

Annual director fee:	$30,000
Committee Chairmen annual fees:
Audit Committee —	$10,000
Compensation Committee —	$6,000
Nominating and Corporate Governance Committee —	$6,000
Attendance fees (per meeting):
Board —	$2,000 in person; $1,000 telephonic
Committee —	$3,000 in person; $1,500 telephonic
Equity-based compensation:
Upon election —	37,500 shares of the Company’s common stock at the market price on the date of grant that vest ratably over three years
Annual awards —	In 2005, each non-employee director was granted options to purchase 25,000 shares. In March 2006, each non-employee director was granted options to purchase 5,000 shares. These options vest ratably over three years.
      Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees and for other reasonable expenses related to the performance of their duties as directors.
      Other Compensation Committee Activities. During 2005, the Compensation Committee reviewed with advice of counsel the impact of the American Jobs Creation Act of 2004, which added Section 409A to the U.S. Internal Revenue Code. Changes were required and made in the Company’s Second Amended and Restated 2003 Incentive Plan, as well as other benefit arrangements applicable to officers and directors.
      This report of the Compensation Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

William E. Chiles, Chairman
James S. D’Agostino, Jr.
H. H. Wommack, III

EXECUTIVE COMPENSATION MATTERS
      Performance Graph. The following is a line graph comparing cumulative, total shareholder return with a general market index (the S&P 500) from December 9, 2005 (the date of first trading) through December 31, 2005 and a group of peers in the same line of business or industry selected by the Company. The peer group is comprised of the following companies: Oil States International, Inc., Superior Energy Services, Inc., Tetra Technologies, Inc. and W-H Energy Services, Inc.
      The graph assumes investments of $100 on December 9, 2005 at the closing sale price, and the reinvestment of all dividends, if any.
      The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
December 9, 2005 to December 31, 2005
Value of $100 Invested December 9, 2005 at December 30, 2005

	Basic
	Energy
	Services	Peer group	S&P 500

December 9, 2005	$100.00	$100.00	$100.00

December 30, 2005	$92.79	$92.74	$99.21

Summary Compensation Table
      The following information relates to compensation paid by the Company for fiscal 2003, 2004 and 2005 to the Company’s Chief Executive Officer and each of the other four most highly compensated executive officers in fiscal 2005:

				Long-Term
				Compensation

	Annual Compensation(1)			Restricted	Securities
				Stock	Underlying
	Fiscal			Awards	Options	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	(2)($)	(#)	Compensation(3)($)

Kenneth V. Huseman	2005	325,000	275,000	—	100,000	1,600
President and Chief Executive	2004	327,884	500,000	3,141,000	—	2,308
Officer	2003	269,231	125,000	—	200,000	16,955
Alan Krenek	2005	170,769	187,500	—	125,000	52,331
Senior Vice President — Finance	2004	NA	NA	NA	NA	NA
and Chief Financial Officer(4)	2003	NA	NA	NA	NA	NA
James J. Carter	2005	170,000	60,000	—	30,000	1,288
Executive Vice President and	2004	168,846	200,000	698,000	—	—
Secretary	2003	127,692	25,000	—	60,000	—
Charles W. Swift	2005	150,000	95,068	—	35,000	14,400
Vice President — Permian	2004	151,924	69,894	349,000	—	9,600
	2003	123,077	24,714	—	50,000	9,600
Dub W. Harrison	2005	140,000	48,000	—	35,000	10,240
Vice President —	2004	141,539	60,250	349,000	—	9,600
Equipment & Safety	2003	115,385	14,000	—	50,000	9,600

(1)	Under the terms of their employment agreements, Messrs. Huseman, Krenek, Carter, Swift and Harrison are entitled to the compensation described under “Employment Agreements” below. Perquisites and other personal benefits paid or distributed during fiscal 2003, 2004 and 2005 to the individuals listed in the table above did not exceed, for any individual, the lesser of $50,000 or 10 percent of such individual’s total salary and bonus.

(2)	Shares of restricted stock were granted to the named executive officers during 2004 as follows: Huseman — 450,000 shares; Carter — 100,000 shares; Swift — 50,000 shares; and Harrison — 50,000 shares. The fair market value as of the date of grant of the shares of restricted stock during February 2004, as determined by our board of directors, was $6.98. These shares are subject to vesting in one-fourth increments on each of February 24, 2005, 2006, 2007 and 2008 for each person other than Mr. Carter, whose shares vested one-half on February 24, 2005 and one-half on February 24, 2006. Cash dividends, if any are paid, would be payable on these shares of restricted stock, but we will retain any stock dividends applicable to these shares until the vesting period is satisfied on the shares on which the stock dividend is issued. For information concerning grants of and the aggregate holdings of restricted stock by the named executive officers, see “Employment Agreements” below. For information regarding repurchases of shares of restricted stock by the Company from the named executive officers and other officers during 2005 and 2006, see “— Certain Transactions” below.

(3)	For 2005, includes: for Mr. Huseman, deferred compensation contributions of $1,600; for Mr. Krenek, moving related allowance of $52,331; for Mr. Carter, deferred compensation contributions of $1,288; for Mr. Swift, vehicle allowance of $9,600 and deferred compensation contributions of $4,800; and for Mr. Harrison, vehicle allowance of $9,600 and deferred compensation contributions of $640. For 2004 includes: for Mr. Huseman, vehicle allowance of $2,308; for each of Mr. Swift and Mr. Harrison, vehicle allowance of $9,600. For 2003 includes: for Mr. Huseman, vehicle allowance of $12,000 and life insurance costs of $4,955; for each of Mr. Swift and Mr. Harrison, vehicle allowance of $9,600.

(4)	Mr. Krenek has served as our Chief Financial Officer since January 2005.

Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values
      The following table sets forth information concerning options exercised during the last fiscal year and held as of December 31, 2005 by each of the named executive officers. None of the named executive officers exercised options during the year ended December 31, 2005. Amounts described in the following table under the heading “Value of Unexercised In-the-Money Options at December 31, 2005” are determined by multiplying the number of shares issued or issuable upon the exercise of the option by the difference between the closing price of our stock at December 31, 2005 and the per share option exercise price.

	Number of Shares		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options at		Options at
	December 31, 2005		December 31, 2005

	Exercisable	Unexercisable	Exercisable	Unexercisable

Kenneth V. Huseman	399,755	166,650	$6,376,092	$2,360,068
Alan Krenek	—	125,000	—	1,803,450
James J. Carter	128,720	50,000	2,053,084	708,100
Charles W. Swift	89,560	51,665	1,428,482	719,757
Dub W. Harrison	89,560	41,665	1,428,482	590,057
Option Grants in Last Fiscal Year

	Individual Grants
				Potential Realizable
		% of Total		Value at Assumed
	Number of	Options		Annual Rates of Stock Price
	Securities	Granted to	Exercise	Appreciation for Option Term
	Underlying	Employees	or Base
	Options	in Fiscal	Price	Expiration
Name	Granted(#)(1)	Year(2)	($/Sh)	Date	5%($)	10%($)

Kenneth V. Huseman	100,000	10.2	6.98	3/1/2015	$1,383,727	$2,616,803
Alan Krenek(3)	125,000	12.7	5.52	(4)	1,398,557	2,635,975
James J. Carter	30,000	3.1	6.98	3/1/2015	415,118	785,041
Charles W. Swift.	35,000	3.6	6.98	3/1/2015	484,305	915,881
Dub W. Harrison	25,000	2.5	6.98	3/1/2015	345,932	654,201

(1)	Except as provided in note (3) below, all options reflected in the table were earned in fiscal 2005 and granted on March 2, 2005. No stock appreciation rights (“SARs”) were granted in tandem with the options reflected in this table. Except as provided in note (3) below, these options vest in equal one-fourth increments on each of January 1, 2007, 2008, 2009 and 2010.

(2)	Reflects the percentage of total options granted in fiscal 2005.

(3)	Includes options to purchase 100,000 shares of common stock granted to Mr. Krenek on January 26, 2005 in connection with the commencement of his employment with us. These options vest in equal one-third increments on each of January 26, 2006, 2007 and 2008.

(4)	Options to purchase 100,000 shares of common stock expire on January 25, 2015 and options to purchase 25,000 shares of common stock expire on March 1, 2015.
Employment Agreements
      Under the current employment agreement with Mr. Huseman effective March 1, 2004 through February 2007, Mr. Huseman is entitled to an annual salary of $325,000 and an annual bonus ranging from $50,000 to $325,000 based on Mr. Huseman’s performance. Under this employment agreement, Mr. Huseman is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our Amended and Restated 2003 Incentive Plan. In addition, upon a qualified termination of employment Mr. Huseman would be entitled to three times his base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Similarly, following a change of control of our company, Mr. Huseman would be entitled to a lump sum payment of two times his base salary plus his current annual incentive target bonus for the full year in which the change of control occurred.
      Mr. Huseman’s bonus in 2005 was unanimously approved by our Board of Directors, including the independent directors. In 2005 the Board of Directors approved the payment of a $275,000 bonus to Mr. Huseman, and the Board has approved a salary for Mr. Huseman effective in March 2006 of $400,000.
      We have also entered into employment agreements with Dub W. Harrison, Charles W. Swift, James J. Carter and James E. Tyner through April 2006. Mr. Harrison is entitled to an annual salary of $120,000, Messrs. Swift and Carter are each entitled to an annual salary of $130,000 and Mr. Tyner is entitled to an annual salary of $110,000. Under these agreements, if the officer’s employment is terminated for certain reasons, he would be entitled to a lump sum severance payment equal to six months’ salary, or 18 months’ salary (or 36 months’ salary in the case of Mr. Carter or 12 months’ salary in the case of Mr. Tyner) if termination is on or following a change of control of our company. The Board has approved 2006 salaries for these officers effective in March 2006 as follows: Harrison — $150,000; Swift — $160,000; Carter — $170,000; Tyner — $140,000.
      Under an employment agreement with Alan Krenek effective January 26, 2005 through January 2008, Mr. Krenek is entitled to an annual salary of $185,000 and an annual bonus, based on Mr. Krenek’s performance, ranging from $25,000 to $138,750. Mr. Krenek is also eligible to participate in our 2003 Incentive Plan. Under this employment agreement, Mr. Krenek received a one-time cash bonus of $37,500 and an initial grant of options to purchase 100,000 shares of stock. Under this agreement, if Mr. Krenek’s employment is terminated for certain reasons, he would be entitled to a lump sum severance payment equal to 12 months’ salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred, such lump sum to be increased by 50% if termination is on or following a change of control of our company. The Board has approved a 2006 salary for Mr. Krenek of $240,000 effective in March 2006.
Certain Transactions
      We performed well servicing and fluid services for Southwest Royalties, Inc. in exchange for $1.3 million, $140,000 and $0 for the years ended 2003, 2004 and 2005, respectively. We believe prices charged to Southwest Royalties to be comparable to prices charged in the region. Mr. Wommack, one of our directors, served as President and Chairman of the Board of Southwest Royalties from 1983 until May 2004. Southwest Royalties Holdings, Inc., a former stockholder of Southwest Royalties, owned shares of our common stock, and transferred those shares to Fortress Holdings, LLC in April 2005. Mr. Wommack is the President and a board member of Fortress Holdings. Fortress Holdings also owns an equity interest in Anchor Resources, LLC, which is the general partner of two of our stockholders, Southwest Partners II, L.P. and Southwest Partners III, L.P. Mr. Wommack serves as President and is a board member of Anchor Resources.
      We performed well servicing and fluid services for Saber Resources, LLC in exchange for approximately $68,000 during the twelve months ended December 31, 2005. We believe prices charged to Saber Resources to be comparable to prices charged in the region. Mr. Wommack, one of our directors, is the President and Chairman of the Board of Saber Resources.
      Prior to our initial public offering, we entered into Share Tender and Repurchase Agreements with ten of our officers. Pursuant to these agreements, we repurchased, and nine of the officers sold, an aggregate of 135,326 shares of our common stock at $18.70 per share, the initial public offering price, less underwriting discounts and commissions, on the closing date of our initial public offering. These shares were repurchased to provide such officers the cash amounts necessary to pay certain tax liabilities associated with the vesting of restricted shares owned by them. The shares repurchased represented up to 39.2% of the vested shares of each officer issued as compensation. We withheld minimum tax liability requirements from these proceeds and paid the remainder of the proceeds to the officers for their use in paying estimated tax liabilities. The four executive officers and number of shares that we repurchased from them upon the closing of our initial public offering were as follows: Kenneth V. Huseman — 101,975 shares; James J. Carter  — 10,005 shares; Dub W. Harrison — 11,184 shares; and Charles W. Swift — 4,161 shares. The remaining six officers were not executive officers.
      In addition to the repurchase of shares on the closing date of our initial public offering, under the Share Tender and Repurchase Agreements, we repurchased, and nine of the officers sold, an aggregate of 78,656 shares of our common stock on February 24, 2006 at $25.00 per share, the closing price per share of common stock on that date. These shares were repurchased to provide such officers the cash amounts necessary to pay certain tax liabilities associated with the vesting of restricted shares owned by them and represented up to 36.45% of the restricted shares owned by each officer that vest on that date. We withheld minimum tax liability requirements from these proceeds and paid the remainder of the proceeds to the officers for their use in paying estimated tax liabilities. The four executive officers and number of shares that we repurchased from them on February 24, 2006 were as follows: Kenneth V. Huseman — 41,000 shares; James J. Carter — 18,225 shares; Dub W. Harrison — 4,557 shares; and Charles W. Swift — 4,557 shares.

AUDIT RELATED MATTERS
Audit Committee Report
      The Audit Committee of the Board of Directors consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Audit Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to provide oversight of management’s responsibility. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met three times during the year ended December 31, 2005.
      The independent auditors provided the Committee a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.
      The Committee discussed and reviewed with the independent auditors all communications required to be discussed by standards of the Public Company Accounting Oversight Board, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
      The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2005, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.
      This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

Thomas P. Moore, Jr., Chairman
James S. D’Agostino, Jr.
William E. Chiles

Independent Auditor and Fees
      KPMG LLP, a registered public accounting firm, audited the Company’s consolidated financial statements for fiscal 2005, and has advised the Company that it will have a representative available at the 2006 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he or she so desires.
      KPMG LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2004 and 2005 annual financial statements, reviews of quarterly financial statements, and review of the Company’s initial public offering on Form S-1 and other documents filed with the Securities and Exchange Commission, (ii) assurance and other services reasonably related to the audit or review of the Company’s financial statements, and (iii) services related to tax compliance.

		Audit-Related
	Audit Fees	Fees	Tax Fees(1)

Fiscal 2005(2)	$995,000	$—	$31,570
Fiscal 2004(2)	$880,000	$—	$33,990

(1)	The services comprising “Tax Fees” included tax compliance, planning and advice.

(2)	There were no fees billed in 2004 or 2005 that would constitute “All Other Fees.”
Audit Committee Pre-Approved Policies and Procedures
      The Audit Committee of the Board of Directors has adopted policies regarding the pre-approval of auditor services. Specifically, commencing in 2006, the Audit Committee will approve at its May meeting all services provided by the independent public accountants. All additional services must be pre-approved on a case-by-case basis. The Audit Committee reviews the actual and budgeted fees for the independent public accountants at its 1st and 4th meetings. All of the services provided by KPMG LLP during fiscal 2005 were approved by the Audit Committee.
PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR
      The Audit Committee has selected KPMG LLP as the Company’s independent auditor for fiscal year 2006, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board is submitting the selection of KPMG LLP for ratification by stockholders as a matter of good corporate practice.
      The affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the selection of KPMG as the Company’s independent auditor for the current fiscal year. The Board of Directors unanimously recommends that you vote FOR this proposal.
OTHER MATTERS
      Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.
      The Company is soliciting proxies for the 2006 Annual Meeting and will bear the cost of solicitation. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and the Company will reimburse these parties for any out-of-pocket expenses.

PROPOSALS OF STOCKHOLDERS FOR 2007 ANNUAL MEETING
      Stockholders of record who intend to submit a proposal at the annual meeting of stockholders in 2007 must provide written notice to the Company in accordance with the Company’s Bylaws. Under the Company’s Bylaws, such notice must be received at the Company’s principal executive offices, addressed to the Secretary of the Company, no later than December 16, 2006.
      Stockholders who intend to submit a proposal at the annual meeting of stockholders in 2007 and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed in the Company’s Bylaws and Rule l4a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in the proxy materials, stockholder proposals must be received by the Secretary of the Company at the Company’s principal executive offices no later than December 16, 2006.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2005, reports on Form 5 and amendments thereto furnished to the Company with respect to fiscal 2005, and written representations from officers and directors that no Form 5 was required to be filed, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of more than 10% of the Common Stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during fiscal 2005, except that James S. D’Agostino, Jr. was late in filing a Form 4 that reported one transaction.
ADDITIONAL INFORMATION
      We are required to provide an Annual Report to stockholders of the Company for the year ended December 31, 2005, including audited financial statements, to stockholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustee and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report along with copies of our Annual Report on Form 10-K for the year ended December 31, 2005 (without exhibits), are available free of charge to stockholders who forward a written request to Secretary, Basic Energy Services, Inc., 400 W. Illinois, Suite 800, Midland, Texas 79701. You may also review the Company’s filings with the Securities and Exchange Commission by visiting our website at www.basicenergyservices.com.
      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker.
      The Corporate Governance Guidelines, the Code of Ethics and the charters of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are also available on the Company’s website (www.basicenergyservices.com), and copies of these documents are available to stockholders, without charge, upon request.

Annex A
Basic Energy Services, Inc.
Audit Committee Charter
Article I.
Purpose
      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Basic Energy Services, Inc. (the “Company”) has been appointed by the Board for the purpose of overseeing:

1. the Company’s accounting and financial reporting processes;

2. the integrity of the Company’s financial statements;

3. the Company’s compliance with legal and regulatory requirements;

4. the qualifications and independence of the Company’s independent auditor; and

5. the performance of the Company’s internal audit function and its independent auditor.
      The Committee is also charged with making regular reports to the Board. Subsequent to any initial public offering of the Company’s shares of common stock (an “IPO”), the Committee shall be further charged with preparing any reports that may from time to time be required by the rules of the New York Stock Exchange (“NYSE”) or the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement or annual report on Form 10-K.
Article II.
Membership
      The Committee shall consist of no fewer than three members of the Board. Subsequent to an IPO, prior to their election and annually thereafter, the members of the Committee shall each have been affirmatively determined by the Board (i) not to be an officer or employee of the Company, (ii) to have no relationship that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director and (iii) to be “independent” under (x) the rules of the NYSE and (y) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder (collectively, the “Exchange Act”); provided, with respect to the foregoing independence requirements, the Board may rely on applicable exemptions under Rule 10A-3(b) of the Exchange Act.
      In addition:

1. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any then-current subsidiary of the Company at any time during the three years preceding the date of the annual determination of independence;

2. Each member of the Committee shall be “financially literate,” as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after such member’s appointment to the Committee;

3. At least one member of the Committee shall (a) have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, in accordance with NYSE rules and (b) be an “audit committee financial expert” within the meaning of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act; and

4. If a member of the Committee simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

      Each member of the Committee shall first be nominated by the Nominating and Corporate Governance Committee of the Board and then be elected by the full Board, and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation, retirement or removal. The members of the Committee may be removed at any time, with or without cause, by majority vote of the Board.
      The Board shall elect a Chairperson of the Committee. The Chairperson of the Committee will chair all regular and special sessions of the Committee, be responsible for scheduling regular and special meetings and set the agendas for Committee meetings. This Chairperson shall serve until his or her successor is duly elected and qualified or until his or her earlier resignation, retirement or removal. If the Chairperson is absent from a particular meeting, another member of the Committee shall serve as chairperson for purposes of that meeting.
      The Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.
Article III.
Meetings
      The Committee shall meet at least four times per year. Additional meetings may occur as the Committee or its Chairperson deem advisable. As part of the Committee’s oversight function, the Committee shall meet with the Company’s independent auditor and management at least quarterly to review the Company’s financial statements. The Committee (1) may meet separately in executive session with (a) the Company’s independent auditors, (b) members of management, (c) non-management members of the Board who are not members of the Committee or (d) any other persons the Committee deems appropriate to discuss any matters that any member of the Committee or any other such individual or group believes should be discussed privately and (2) shall meet separately in executive session at least annually with each of (x) the Company’s Vice President, Chief Financial Officer and Treasurer and (y) the Company’s independent auditor. In addition, the Committee may exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.
      A majority of Committee members shall constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent to the fullest extent permitted by the Delaware General Corporation Law.
      The Committee will cause to be kept adequate minutes of all its proceedings and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent.
Article IV.
Authority
      The Committee shall have the resources and authority necessary to discharge its duties and responsibilities as it deems appropriate. In connection therewith, the Committee shall have:

1. Such unrestricted access to Company personnel and documents as is necessary to carry out its responsibilities;

2. The sole authority to retain, compensate, evaluate and terminate the Company’s independent auditors and the authority to retain independent legal counsel or other outside advisors, including other auditors or accountants, as the Committee determines necessary to carry out its duties; and

3. The appropriate funding provided by the Company, as determined by the Committee, for payment of compensation to the independent auditors and any advisors employed by the Committee and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.
Article V.
Responsibilities and Duties
      The Committee shall have the following responsibilities and duties:

A. Independent Auditors

1. The Committee shall have sole authority to appoint, engage and terminate the Company’s independent auditors. The Committee shall also be responsible for setting the compensation and retention terms for, and overseeing and evaluating the performance of, the Company’s independent auditors. The Company’s independent auditors shall report directly to the Committee.

2. The Committee shall have sole authority and responsibility to approve in advance (a) the retention of independent auditors for the performance of all audit and lawfully permitted non-audit services and (b) the fees to be paid for such services. Pre-approval of non-audit services (other than review and attestation services) will not be required if such services fall within exceptions established by the SEC.

3. The Committee shall, at least annually, obtain and review a report by the independent auditor describing:

(a) the internal quality-control procedures of the auditor;

(b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(c) all relationships between the independent auditor and the Company.

The Committee shall present its conclusions with respect to the independent auditor to the Board.

4. The Committee shall ensure that it receives from the independent auditor all written disclosures and letters required by Independence Standards Board Standard 1 delineating all relationships between the independent auditor and the Company. The Committee shall discuss with the Company’s independent auditors their independence, including any disclosed relationships or services that may impact the auditor’s objectivity and independence. If deemed appropriate by the Committee, the Committee may take, or recommend that the Board take, appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence. The Committee shall also confirm with the Company’s independent auditors that the independent auditor rotate (a) the lead (or coordinating) audit partner of the audit team as well as the concurring or reviewing partner at least once every five years and (b) any other audit team members within any applicable period required under Regulation S-X under the Securities Act and the Exchange Act. Additionally, in order to ensure continuing auditor independence, the Committee shall periodically consider whether to rotate the independent audit firm itself.

5. On at least an annual basis, the Committee shall evaluate the qualifications, independence and performance of the Company’s independent auditor, taking into account the opinions of the Company’s management and internal auditor. This evaluation shall include a review and evaluation of the lead audit partner.

B. Audit and Accounting Process

1. The Committee shall review and discuss with the Company’s independent auditor reports that the independent auditors are required to provide to the Committee relating to significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including, among other things, (a) all critical accounting policies and practices used, (b) all alternative treatments of financial information within U.S. generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of such treatments and the treatment preferred by the Company’s independent auditor and (c) any material written communications between the Company’s independent auditor and management.

2. Following the completion of the annual audit, the Committee shall inquire as to whether there was, and review with the independent auditor, any significant difference of opinion or disagreement between management and the Company’s independent auditor in connection with the preparation of the Company’s audited financial statements.

3. Following the completion of the annual audit, the Committee shall also review with the independent auditors any audit problems or difficulties (including any restrictions on the scope of activities or access to requested information) and management’s responses to such problems or difficulties. This review shall include the responsibilities, budget and staffing of the Company’s internal audit function.

4. To the extent required by applicable law or the NYSE rules, the Committee shall discuss with the Company’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” (“SAS 61”). SAS 61 requires that independent auditors provide audit committees with such additional information regarding the scope and results of outside audits as may be necessary to assist such committees in overseeing the financial reporting and disclosure process for which management is responsible. To ensure that all matters required to be discussed by SAS 61 have already been discussed pursuant to the other provisions of this Charter, the Committee may ask the Company’s independent auditor to advise them as to whether the requirements of SAS 61 have been satisfied.

C. Financial Reporting Process (Post — IPO)

1. The Committee shall review and discuss with members of management and the Company’s independent auditor the annual audited financial statements to be included in the Company’s annual reports on Form 10-K (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to the filing of each Form 10-K.

2. The Committee shall review and discuss with members of management and the Company’s independent auditor the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to the filing of each Form 10-Q.

3. The Committee shall review with members of management and discuss with the Company’s independent auditors any registration statement of the Company that contains new or pro forma financial information prior to the initial filing of such registration statement with the SEC. The Chairperson of the Committee or a quorum of the Committee may represent the entire Committee for the purpose of these reviews.

4. The Committee shall discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee may discuss this information generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and is not required to address in advance each earnings release or instance when guidance is provided.

5. The Committee shall be directly responsible for the resolution of any disagreements between management and the independent auditor regarding financial reporting.

D. Pre-Approval and Disclosure of Audit and Non-Audit Services

1. The Committee shall pre-approve any audit services and any permissible non-audit services to be provided by the Company’s independent auditor on behalf of the Company that do not fall within any exception to the pre-approval requirements established by the SEC. The Committee may delegate to one or more members of the Committee the authority to pre-approve audit or permissible non-audit services, but any such delegate or delegates must present their pre-approval decisions to the Committee at its next meeting. In the event that any audit or permissible non-audit services are approved by the Committee or a delegate or delegates thereof, the Committee shall take steps to ensure that such approval is appropriately disclosed in the Company’s periodic reports filed with the SEC to the extent such disclosure is required.

2. The Committee shall ensure that Company’s independent auditor is not engaged to perform for the Company any of the non-audit services set forth on Exhibit A hereto.

E. Whistleblower Procedures

1. The Committee shall establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters.

2. The Committee shall establish procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

F. Controls and Procedures

1. The Committee shall discuss periodically with members of management, the internal auditors and the Company’s independent auditor the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting, any changes in internal controls, and any significant deficiencies or material weaknesses in the design or operation of internal controls. The Committee shall seek to elicit recommendations to improve these controls. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions or procedures that may involve fraud or other illegal or improper conduct.

2. The Committee shall review and discuss with management, the internal auditors and the independent auditors: (a) the annual report of management affirming management’s responsibility for establishing and maintaining adequate internal control over financial reporting and assessing the effectiveness of the Company’s internal control over financial reporting and (b) the independent auditors’ attestation report on management’s report.

3. The Committee shall review with appropriate persons any fraud involving management or other employees that is reported to the Committee.

G. Evaluation of Performance

1. The Committee shall annually evaluate its own performance and deliver a report to the Board setting forth the results of the evaluation.

2. The Committee shall annually review the adequacy of this Charter and submit any recommended changes to the Board for its approval.

3. The Committee shall, through its Chairperson, regularly report to the Board on the Committee’s activities and actions, as well as any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the auditors, or the performance of the internal audit function.

H. Other Compliance

1. The Committee shall meet periodically with management and the Company’s Chief Financial Officer and Controller to review and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including guidelines and policies with respect to risk management and risk assessment.

2. The Committee shall meet periodically with the Company’s Chief Financial Officer and Controller to review the effects of regulatory and accounting changes.

3. The Committee shall set clear hiring policies for employees or former employees of the independent auditor.

4. The Committee shall establish procedures for the approval of all “related party transactions” between the Company and any executive officer or director that would potentially require disclosure pursuant to Item 404 of Regulation S-K under the Securities Act.

5. Following an IPO, the Committee shall publish this Charter in accordance with applicable SEC and NYSE rules.

6. Following an IPO, the Committee shall prepare the report required to be included in the Company’s annual proxy statement under the applicable rules of the SEC.

7. The Committee shall perform any other activities consistent with this Charter, the Company’s Bylaws and applicable law as the Committee or the Board deems necessary or appropriate.
Article VI.
Explanatory Note
      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to ensure that the Company complies with laws and regulations and its internal policies, codes and procedures. It is also not the duty of the Committee to determine that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles, or to assess and manage the Company’s exposure to risk. The Company’s financial statements are the responsibility of management. The Company’s independent auditor is responsible for planning and conducting audits to determine whether the Company’s financial statements fairly present, in all material respects, the financial position of the Company. The Committee shall be entitled to rely on management and the independent auditor in fulfilling its oversight and other responsibilities under this charter.

Exhibit A
      Under the Sarbanes Oxley Act of 2002 (“Sarbanes-Oxley”), following an IPO, the Company’s independent auditors cannot contemporaneously provide any of the following non-audit services to the Company:

(1) bookkeeping or other services related to accounting records or financial statements;

(2) financial information systems design and implementation;

(3) appraisal or valuation services, fairness opinions or contribution-in-kind-reports;

(4) actuarial services;

(5) internal audit outsourcing services;

(6) management functions or human resources;

(7) broker-dealer, investment adviser or investment banking services;

(8) legal services and expert services unrelated to the audit; or

(9) any other service determined to be impermissible by the Public Company Accounting Oversight Board established pursuant to Sarbanes-Oxley.

ANNUAL MEETING OF STOCKHOLDERS OF
BASIC ENERGY SERVICES, INC.
May 9, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along the perforated line and mail in the envelope provided. ¯

BASIC ENERGY SERVICES, INC.

Vote on Directors

1.	To elect THREE Class I Directors to serve a three-year term. Nominees for election as Class I Directors: 01) SYLVESTER P. JOHNSON, IV 02) STEVEN A. WEBSTER 03) H. H. WOMMACK, III	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for one or more nominees, mark “For All Except” and write down the number(s) of such nominee(s) on the line below.

		For	Against	Abstain

2.	To ratify the selection of KPMG LLP as the Company’s independent auditor for fiscal year 2006.	☐	☐	☐
In the discretion of the proxies, such other business as may properly come before the meeting and at any adjournments or postponements thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for Director and FOR the ratification of the selection of KPMG LLP as independent auditor, and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.
The Board of Directors recommends a vote FOR the election of the nominees for Director and FOR the ratification of the selection of KPMG LLP as independent auditor.

For address changes, please check this box and write them on the back where indicated.	☐

NOTE: Please sign, date and return your instructions
promptly in the enclosed envelope. Sign exactly as
name(s) appear(s) hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee
or guardian or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BASIC ENERGY SERVICES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 9, 2006
     The Annual Meeting of the Stockholders of Basic Energy Services, Inc. (the “Company”) will be held on Tuesday, May 9, 2006, at 10:00 a.m. local time, at the Petroleum Club of Midland, located at 501 W. Wall St., Midland, Texas 79701.
     The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints Kenneth V. Huseman and Alan Krenek, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the Annual Meeting scheduled to be held on May 9, 2006, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of Common Stock of Basic Energy Services, Inc. which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.
YOUR VOTE IS IMPORTANT
     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.
(Continued and to be dated and signed on the reverse side.)

ADDRESS CHANGE:

(If you noted any address changes above, please check the corresponding box on the reverse side.)